Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-124118 of SeraCare Life Sciences, Inc. on Form S-1 of our report dated April 30, 2004 related to the financial statements of Genomics Collaborative, Inc. as of and for the years ended December 31, 2002 and 2003, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

May 9, 2005